UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 26, 2001

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On January 26, 2001, Peoples Energy Corporation released its preliminary financial results for its first quarter ended December 31, 2000. The following is additional information regarding these preliminary results.

Peoples Energy Corporation	Preliminary

Summary of Selected Financial and Operating Data (Unaudited)

	Three Months Ended
	December 31,
	2000	1999

Operating Results (thousands)
Gas Distribution Revenues
Sales - Residential
- Heating	$ 451,235	$ 243,683
- Non-heating	16,388	12,123
- Commercial	68,392	34,087
- Industrial	13,576	6,799
Total Gas Distribution Sales	549,591	296,692

Transportation	36,337	31,479
Other	2,027	6,488
Total Gas Distribution Revenues	587,955	334,659

Diversified Energy Revenues	129,027	77,239
Total Operating Revenues	716,982	411,898

Less - Cost of energy sold	488,636	228,040
Gross Margin	228,346	183,858

Net Income	$ 36,357	$ 29,571

Gas Distribution Deliveries (MDth)
Sales - Residential
- Heating	46,324	36,381
- Non-heating	1,010	905
- Commercial	7,228	5,324
- Industrial	1,464	1,223
Transportation	31,769	28,431
Total Gas Distribution Deliveries	87,795	72,264

Number of Gas Distribution Customers (average)
Sales - Residential
- Heating	742,200	735,717
- Non-heating	176,196	176,846
- Commercial	48,645	47,775
- Industrial	2,506	3,159
Transportation	17,074	17,672
Total Gas Distribution Customers	986,621	981,169

Degree Days - actual	2,631	2,040

Per cent colder (warmer) than normal	15.4%	-12.5%

Peoples Energy Corporation	Preliminary

Consolidated Statements of Income (Unaudited)

	Three Months Ended
(Thousands, except per-share amounts)	December 31,
	2000	1999

Operating Revenues	$ 716,982	$ 411,898
Operating Expenses:
Cost of energy sold	488,636	228,040
Operation and maintenance	74,262	66,857
Depreciation, depletion and amortization	22,195	22,884
Taxes - Other than income taxes	61,258	40,443

Total Operating Expenses	646,351	358,224

Operating Income	70,631	53,674

Equity Investment Income	4,797	4,078

Total Operating and Equity Investment Income	75,428	57,752

Other Income and (Deductions)	(1,009)	643

Interest Expense	17,297	11,340

Earnings Before Income Taxes	57,122	47,055

Income Taxes	20,731	17,484

Income Before Cumulative Effect of Change in
Accounting Principle	36,391	29,571

Cumulative Effect of Change in Accounting
Principle, Net of Tax	(34)	-

Net Income	$ 36,357	$ 29,571

Average Shares of Common Stock Outstanding
Basic	35,343	35,520
Diluted	35,397	35,532
Earnings Per Share of Common Stock
Basic	$ 1.03	$ 0.83
Diluted	$ 1.03	$ 0.83

Peoples Energy Corporation	Preliminary

Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2000	1999

Properties and Other Assets
Capital Investments:
Property, plant and equipment, at original cost	$ 2,534,064	$ 2,398,069
Less - Accumulated depreciation and depletion	890,314	829,560
Net property, plant and equipment	1,643,750	1,568,509
Equity investments	142,510	113,767
Other investments	25,537	24,774

Total Capital Investments - Net	1,811,797	1,707,050
Current Assets	926,869	373,997
Other Assets	243,407	187,318

Total Properties and Other Assets	$ 2,982,073	$ 2,268,365

Capitalization and Liabilities
Common Stockholders' Equity:
Common stock	$ 299,290	$ 297,475
Retained earnings	506,983	484,642
Treasury stock	(6,817)	-
Accumulated other comprehensive income	(32,990)	(465)

Total Common Stockholders' Equity	766,466	781,652
Long-term debt of subsidiaries	419,326	521,734

Total Capitalization	1,185,792	1,303,386
Current Liabilities	1,307,732	545,733
Deferred Credits and Other Liabilities	488,549	419,246

Total Capitalization and Liabilities	$ 2,982,073	$ 2,268,365

Common Stock Information at End of Period
(Unaudited)

Annualized dividend rate	$2.00	$1.96
Dividend yield (per cent)	4.5%	5.9%
Book value per share	$21.66	$22.00
Market price	$44.75	$33.50
Market price as a per cent of book value	207%	152%

Peoples Energy Corporation	Preliminary

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
(Thousands)	December 31,
	2000	1999

Operating Activities:
Net Income	$ 36,357	$ 29,571
Adjustments to reconcile net income to net cash:
Depreciation, depletion and amortization
Per statement of income	22,195	22,884
Charged to other accounts	1,459	1,266
Deferred income taxes and investment tax credits - net	(1,523)	8,276
Change in deferred credits and other liabilities	33,358	4,617
Change in other assets	(15,481)	(10,047)
Undistributed earnings from equity investments	(1,962)	(3,957)
Change in current assets and liabilities:
Receivables - net	(355,175)	(130,265)
Materials and supplies	(130)	810
Gas in storage	27,376	18,464
Gas costs recoverable	(64,659)	10,645
Regulatory assets	1,626	(486)
Prepayments	(1,491)	(986)
Accounts payable	206,714	(12,611)
Customer gas service and credit deposits	(17,595)	5,059
Accrued taxes	54,397	21,367
Gas sales revenue refundable	4,303	4,010
Accrued interest	(3,036)	(3,437)
Temporary LIFO Liquidation	41,973	3,504

Net Cash Used In Operating Activities	(31,294)	(31,316)

Investing Activities:
Capital spending	(22,695)	(75,440)
Temporary investments and special deposits	(9,481)	7,855
Advances to joint venture partnerships	(50,699)	-
Other assets	(30,533)	-

Net Cash Used in Investing Activities	(113,408)	(67,585)

Financing Activities:
Short-term debt	172,478	123,489
Retirement of long-term debt of subsidiaries	(337)	-
Dividends paid on common stock	(17,648)	(17,374)
Proceeds from issuance of common stock	1,248	763

Net Cash Provided by Financing Activities	155,741	106,878

Net Increase (Decrease) in Cash and Cash Equivalents	11,039	7,977
Cash and Cash Equivalents at Beginning of Period	5,956	13,007

Cash and Cash Equivalents at End of period	$ 16,995	$ 20,984

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

January 26, 2001	By: /s/ J. M. LUEBBERS
(Date)	J. M. Luebbers
Chief Financial Officer and Controller